UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 14, 2026

International Paper Company
(Exact name of registrant as specified in its charter)
Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (901) 419-9000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 per share par value	IP	New York Stock Exchange
Common Stock, $1 per share par value	IPC	London Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On July 14, 2026, the Board of Directors (the “Board”) of International Paper Company (the “Company”), upon the recommendation of the Company’s Governance Committee, appointed Katherine Collins and Lori J. Ryerkerk to serve as independent directors to the Board effective October 1, 2026. Ms. Collins and Ms. Ryerkerk's terms as independent directors will expire at the annual meeting of the Company’s shareowners in May 2027 where they will be nominated by the Board for re-election. With the appointment of Ms. Collins and Ms. Ryerkerk, the Board now consists of 13 members, 12 of whom are independent.

Under the Company’s Restricted Stock and Deferred Compensation Plan for Non-Employee Directors, Ms. Collins and Ms. Ryerkerk are eligible for an annual cash and equity retainer. The compensation of Ms. Collins and Ms. Ryerkerk will be prorated effective October 1, 2026, and consistent with that provided to all non-employee directors as disclosed in the Elements of our Director Compensation Program section of our proxy statement filed with the U.S. Securities and Exchange Commission on March 27, 2026.

The Board has determined that Ms. Collins and Ms. Ryerkerk are independent, meet the applicable independence requirements of the New York Stock Exchange and the Board’s more rigorous standards for determining director independence. The selection of Ms. Collins and Ms. Ryerkerk was not pursuant to an agreement or understanding between Ms. Collins or Ms. Ryerkerk and any other person. Furthermore, there are no related party transactions between the Company and Ms. Collins or Ms. Ryerkerk that would require disclosure under Item 404(a) of Regulation S-K.

Further, on July 14, 2026, members of the Board acknowledged the intentions of Dr. Kathryn D. Sullivan and Ahmet C. Dorduncu to retire from Board service effective December 31, 2026. Neither Dr. Sullivan nor Mr. Dorduncu’s retirements are due to any disagreement with the Company on any matter relating to its operations, policies, or practices. Their planned retirements are in accordance with the Company’s Corporate Governance Guidelines, which were amended in March 2026, to eliminate the mandatory retirement age of 75, effective December 31, 2026, and adopt a 12-year term limit for directors. The Board thanks Dr. Sullivan and Mr. Dorduncu for their service and contributions to the Company during their tenures.

Committee appointments will be made at a later date.

On July 17, 2026, the Company issued a press release announcing the appointment of Ms. Collins and Ms. Ryerkerk to the Company’s Board. A copy of the release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d). Exhibits.

Exhibit Number	Description
99.1	Press release of International Paper Company dated July 17, 2026.
104	The cover page from this Current Report on Form 8-K, formatted as inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date:	July 17, 2026	By:	/s/ Joseph R. Saab
		Name:	Joseph R. Saab
		Title:	Senior Vice President, General Counsel and Corporate Secretary